Exhibit 10.10

STOCK OPTION AGREEMENT
(Non-Qualified Option)

THIS AGREEMENT made and entered into as of __________, by and between LIFEMAP SOLUTIONS, INC.., a Delaware corporation (the "Company"), and ______________, an employee or consultant (the "Optionee") of the Company or of a subsidiary of the Company (hereinafter included within the term "Company") within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"),

W I T N E S S E T H

WHEREAS, the Company has adopted the LifeMap Solutions, Inc. 2014 Stock Option Plan, as amended (the "Plan"), administered by the Company’s Board of Directors (the "Board") or, in the discretion of the Board, by a committee (the "Committee"), providing for the granting to its employees or other individuals, stock options to purchase the Company’s common stock, no par value; and

WHEREAS, the Optionee is an officer or key employee/consultant who is in a position to make an important contribution to the long-term performance of the Company;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.                 Grant. The Company hereby grants to the Optionee an option to purchase ________ shares of common stock, par value $0.0001 per share (the “Shares”), at the price set forth in Section 2, on the terms and conditions hereinafter stated and subject to any limitations contained in the Plan.

2.                 Exercise Price.  The purchase price per Share is ________ ($____) which was the fair market value of the Shares as determined by the Board immediately prior to the grant.

3.                 Vesting.  Unless otherwise terminated as provided by this Agreement, this option will vest (and thereby become exercisable) as follows: ____ of the number of Shares will vest at the end of each full month of employment.  Vesting will depend on Optionee’s continued [employment/services as director/service as a consultant] with the Company through the applicable vesting date.  The unvested portion of the Option shall not be exercisable.

4.                 Expiration.  The vested portion of the options shall expire at 5:00 p.m. California time on the __________ anniversary of the date of grant.

5.                 Adjustments in Shares and Purchase Price.

(a)            The number of Shares subject hereto and the purchase price per Share thereof shall adjusted by the Board or Committee as provided in Section 3(b) of the Plan for any increase or decrease in the number of issued and outstanding shares of common stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of issued and outstanding shares of common stock effected without receipt of consideration by the Company.

(b)            Upon (x) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board, the provisions of Section 7(e) of the Plan, as it may be amended from time to time, shall apply.

(c)             The foregoing adjustments made by the Board or Committee or the board of directors of a successor to the Company shall be final, binding and conclusive.

(d)            The grant of this option shall not affect in any way the right of power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

6.                 Effect of Termination of Employment.  In the event of termination of the Optionee’s employment for any reason other than his or her death or disability, this option may not be exercised after three months after the date he or she ceases to be an Optionee of the Company, and may be exercisable only up to the amount vested on the date of termination.

7.                Effect of Death or Disability.  This option shall be exercisable during the Optionee’s lifetime only by the Optionee and shall be nontransferable by the Optionee otherwise than by will or the laws of descent and distribution.

(a)            In the event the Optionee ceases to be employed by the Company on account of the Optionee’s disability, this option may not be exercised after one year following cessation of employment due to such disability, and may be exercisable only up to the amount vested under Section 3 on the date of disability.  A disability means that an Optionee is unable to carry out the responsibilities and functions of the position held by the Optionee by reason of any medically determinable physical or mental impairment.

(b)            In the event of the Optionee’s death while in the employ of the Company, or during the three-month period following termination of employment during which the Optionee is permitted to exercise this option pursuant to Section 6 or 7, this option may be exercised by the executor or administrator of the Optionee’s estate or any person who shall have acquired the option from the Optionee by his or her will or the applicable law of descent and distribution, during a period of one year after Optionee’s death with respect to the number of Shares for which the deceased Optionee would have been entitled to exercise at the time of his or her death, including the number of Shares that vested upon his death under Section 3, subject to adjustment under Section 5.  Any such transferee exercising this option must furnish the Company upon request of the Committee (i) written notice of his or her status as transferee, (ii) evidence satisfactory to the Company to establish the validity of the transfer of the option in compliance with any laws of regulations pertaining to said transfer, and (iii) written acceptance of the terms and conditions of the option as prescribed in this Agreement.

8.                  How to Exercise Option.  This option may be exercised by the person then entitled to do so as to any Share which may then be purchased by giving written notice of exercise to the Company, specifying the number of full Shares to be purchased and accompanied by full payment of the purchase price thereof and the amount of any income tax the Company is required by law to withhold by reason of such exercise.  The purchase price shall be payable in cash or in shares of Company common stock having a value equal to the exercise price or in a combination of cash and shares of Company common stock.

9.                  No Rights as Shareholder Prior to Exercise.  Neither the Optionee nor any person claiming under or through the Optionee shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable upon the exercise of the option until the date of receipt of payment (including any amounts required by income tax withholding requirements) by the Company.

10.               Notices.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at its principal executive office, or at such other address as the Company may hereafter designate in writing.  Any notice to be given to the Optionee shall be addressed to the Optionee as the address set forth beneath his or her signature hereto, or at any such other address as the Optionee may hereafter designate in writing.  Any such notice shall be deemed to have been duly given three (3) days after being addressed as aforesaid and deposited in the United States mail, first class postage prepaid.

11.              Restrictions on Transfer.  Except as otherwise provided herein, the option herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution attachment or similar process upon the rights and privileges conferred hereby.  Any transfer, assignment, pledge or other disposal of said option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or any sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, shall immediately be null and void and shall not vest in any purported assignee or transferee any rights or privileges of the Optionee, under this Agreement or otherwise with respect to such options.  Notwithstanding the preceding two sentences, in conjunction with the exercise of an option, and for the purpose of obtaining financing for such exercise, the option holder may arrange for a securities broker/dealer to exercise an option on the option holder’s behalf, to the extent necessary to obtain funds required to pay the exercise price of the option.

12.               Successor and Assigns.  Subject to the limitations on transferability contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

13.             Additional Restrictions.  The rights awarded hereby are subject to the requirement that, if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such rights upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such rights or the issuance or purchase of Shares in connection with the exercise of such rights, then such rights may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been affected or obtained free of any conditions not acceptable to the Board or the Committee.  Furthermore, if the Board or Committee determines that amendment to any stock option (including but not limited to the increase in the exercise price) is necessary or desirable in connection with the registration or qualification of any Shares or other securities under the securities or “blue sky” laws of any state, then the Board or Committee shall have the unilateral right to make such changes without the consent of the Optionee.

14.             Terms of Employment.  Subject to any employment contract with the Optionee, the terms of employment of the Optionee shall be determined from time to time by the Company and the Company shall have the right, which is hereby expressly reserved, to terminate the Optionee or change the terms of the employment at any time for any reason whatsoever, with or without good cause. The Optionee agrees to notify in writing the Corporate Secretary of the Company of the Optionee’s intention, if any, to terminate Optionee’s employment within ten days after said intention is formed.

15.              Payment of Taxes.  Whenever Shares are to be issued to the Optionee in satisfaction of the rights conferred hereby, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

16.             Terms and Conditions of Plan.  This Agreement is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan, as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Optionee, without his or her consent, of any of his or her rights hereunder, except as otherwise provided in this Agreement or in the Plan.  The Shares acquired hereunder may also be subject to restrictions on transfer and/or rights of repurchase that may be contained in the Bylaws of the Company or in separate agreements with Optionee.  The Board or the Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Board or the Committee in good faith shall be final and binding upon Optionee, the Company and all other interested persons.  No member of the Board or the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

17.              Severability.  In the event that any provision in this Agreement shall be invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on the remaining provisions of this Agreement.

18.              Governing Law.  This Agreement shall be governed by and construed under the laws of the state of California, without regard to conflicts of law provisions.

[Signature page follows]

IN WITNESS HEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.

COMPANY:

LifeMap Solutions, Inc.

By

Title

By

Title

OPTIONEE:

(Signature)

(Please Print Name)